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Exhibit 23.7

Consent of Ernst & Young to Townsend Holdings LLC

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) of Colony NorthStar, Inc. and the related Joint Proxy Statement/Prospectus of NorthStar Asset Management Group Inc., Colony Capital, Inc. and NorthStar Realty Finance Corp. for the registration of Colony Northstar, Inc.'s class A common stock and preferred stock, and to the incorporation by reference therein of our report dated April 14, 2016, with respect to the consolidated financial statements of Townsend Holdings LLC and its Subsidiaries included in NorthStar Asset Management Group Inc.'s Current Report Form (8-K/A) dated April 15, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Cleveland, Ohio
July 26, 2016

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  Exhibit 23.7
Consent of Ernst & Young to Townsend Holdings LLC
Consent of Independent Auditors